SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

          Date  of  Report  (Date  of earliest event reported) November 14, 1997


                             TRICO MARINE SERVICES, INC.
               (Exact name of registrant as specified in its charter)


   Delaware                            0-28316           72-1252405
   (State or other jurisdiction (Commission File Number) (IRS Employer
           of incorporation)                             Identification No.)


                  250 North American Court, Houma, Louisiana    70363
                  (Address of principal executive offices)    (Zip Code)



                                   (504) 851-3833
                (Registrant's telephone number, including area code)


                                         N/A
         (Former name or former  address,  if  changed  since last report.)

          Item 5.    Other Events

               On November 14, 1997, Trico Marine Services, Inc. (the "Company") completed the private placement of $100,000,000 of the Company's 8 1/2% Senior Notes due 2005, Series C (the "Notes"). The Notes are jointly and severally guaranteed by the Company's principal operating subsidiaries. The Company received net proceeds from the sale of the Notes of approximately $99.0 million. The Company intends to use the net proceeds from the offering to finance a portion of the acquisition of Saevik Supply AS, a publicly-traded Norwegian company ("Seavik Supply").

               The Company has made a public bid for all the outstanding common stock of Saevik Supply, which will terminate on November 25, 1997, unless extended. The Company's bid for Saevik Supply is
          subject to several conditions, including the   condition  that at
          least 90% of the outstanding stock of Saevik Supply be tendered in the Company's public bid. If the Company does not complete the acquisition of Saevik Supply, it will use the net proceeds of the offering to fund future acquisitions of marine vessels or other companies engaged in the provision of marine support vessels and
          related  services.   The  Company  does not  currently  have  any
          contracts, understandings or arrangements with respect to any material acquisitions other than the acquisition of Saevik Supply.

               The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. The holders of the Notes are entitled to certain registration rights, pursuant to a registration rights agreement which provides that the Company will (a) within 60 days, file a registration statement with the Securities and Exchange Commission (the "Commission") with respect to an offer to exchange (the "Exchange Offer") the Notes for the Company's 8 1/2 % Senior Notes due 2005, Series D, which will have terms identical in all material respects to the Notes, and (b) use its best efforts to cause the registration statement to be declared effective within 120 days. Under certain circumstances, the Company will file with the Commission a shelf registration statement to cover resales of the 8 1/2 % Senior Notes due 2005, Series D, by holders thereof.

          Item 7.Financial Statements and Exhibits.

               (a)  Not applicable.

               (b)  Exhibits

                     4.1 Indenture  dated  November  14,  1997,  among  the
                         Company, Trico Marine Operators, Inc., Trico Marine Assets, Inc. and Texas Commerce Bank National Association, as Trustee.

                      10.1 Registration Rights Agreement dated November 14,
                         1997 among the Company, Trico Marine Operators, Inc., Trico Marine Assets, Inc. and Jefferies & Company, Inc., Bear, Stearns & Co. Inc. and BancBoston Securities Inc.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRICO MARINE SERVICES, INC.


                                        By:  /s/ Victor M. Perez
                                                 Victor M. Perez
                                          Vice  President, Chief Financial
                                               Officer and Treasurer
          Dated: November 19, 1997

                                    EXHIBIT INDEX


                                                               Sequentially
          Exhibit No.    Description                           Numbered
                                                               Pages

           4.1           Indenture   dated  November  14,  1997  among  the
                         Company,  Trico   Marine  Operators,  Inc.,  Trico
                         Marine  Assets,  Inc.   and  Texas  Commerce  Bank
                         National Association, as Trustee. Certain exhibits have been intentionally omitted and will be provided upon the Commission's request.

          4.2            Form of Note and Subsidiary Guarantee

          10.1 Registration Rights Agreement dated November 14, 1997 among the Company, Trico Marine Operators, Inc., Trico Marine Assets, Inc. and Jefferies & Company, Inc., Bear Stearns & Co. Inc. and BancBoston Securities, Inc.